Exhibit 10.3

fourTH AMENDMENT TO EMPLOYMENT AGREEMENT

This fourTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of November 13, 2023 (the “Effective Date”), by and between Adam Kaplin, M.D. (“Employee”) and MyMD Pharmaceuticals, Inc. (the “Company”), for the purpose of amending that certain Employment Agreement, dated as of December 18, 2020, amended on February 10, 2021, November 24, 2021, and August 30, 2022 by and between Employee and the Company (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 17 of the Agreement provides that no waiver or modification of any provision of the Agreement will be enforceable unless it is agreed to in writing by the party against which enforcement would be sought; and

WHEREAS, the parties mutually desire to modify certain provisions that would otherwise apply to Employee’s compensation pursuant to the Agreement.

NOW, THEREFORE, pursuant to Section 17 of the Agreement, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	Section 2 of the Agreement is hereby deleted and replaced with the following:

2. Term of Employment. This Agreement shall commence on November 13, 2023 and shall continue for four months (the “Initial Term”). The parties may, but shall not be required to, mutually agree to extend the Initial Term for additional consecutive terms of one month each (each, a “Renewal Term” and together with the Initial Term, the “Term of Employment”). In the event of a termination without Cause (as defined below) by the Company prior to the end of the Initial Term, Employee shall receive Employee’s monthly Base Salary for the remainder of the Initial Term, less applicable payroll deductions and tax withholdings, payable in accordance with the normal payroll policies of the Company on its regular paydays through the end of the Initial Term. For purposes of this Agreement, the term “Cause” shall mean Employee’s unsatisfactory job performance, willful misconduct, fraud, gross negligence, disobedience, or dishonesty in connection with the Employee’s employment with or service to the Company determined by the Company in its sole discretion.

2.	Section 3 of the Agreement is hereby amended by adding the following sentences to the end thereof:

Further, all outstanding and unvested shares granted pursuant to the Nonqualified Stock Option Agreement, dated as of June 7, 2023, by and between Employee and the Company (the “2023 Stock Option Agreement”), shall accelerate upon the end of the Term of Employment, subject to Employee and the Company entering into an amendment of the 2023 Stock Option Agreement at such time. In addition, all outstanding and unvested shares granted pursuant to the Restricted Stock Unit Agreement dated as of October 14, 2021, by and between Employee and the Company (the “2021 RSU Agreement”), shall vest in accordance with the terms of the 2021 RSU Agreement.

3.	Section 4 of the Agreement is hereby deleted and replaced with the following:

4. Benefits. The Company will provide and cover the costs of health insurance and disability policies for Employee during the Term of Employment. In the event of a termination for any reason prior to the end of first Renewal Term following the end of the Initial Term, subject to the execution and timely return by Employee of a release of claims in the form to be delivered by the Company, the Company shall continue to cover the costs of Employee’s health insurance through the first Renewal Term, either through the reimbursement of Employee for the premiums associated with Employee’s continuation of health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 or otherwise (less all applicable tax withholdings), payable in accordance with the Company’s normal expense reimbursement policy.

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Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the Effective Date.

EMPLOYEE:

/s/ Adam Kaplin, M.D.
Adam Kaplin, M.D.

THE COMPANY:

By:	/s/ Chris Chapman, M.D.
Name:	Chris Chapman, M.D.
Title:	President and Chief Medical Officer